EXHIBIT 99.1

Conatus Pharmaceuticals Reports Second Quarter 2016 Financial Results and Program Updates

SAN DIEGO, Aug. 03, 2016 (GLOBE NEWSWIRE) -- Conatus Pharmaceuticals Inc. (Nasdaq:CNAT), a biotechnology company focused on the development and commercialization of novel medicines to treat liver disease, today announced financial results for the quarter and six months ended June 30, 2016, and provided updates on its clinical development programs.

Financial Results
The net loss for the second quarter of 2016 was $6.5 million compared with $6.1 million for the second quarter of 2015. The net loss for the first six months of 2016 was $13.7 million compared with $12.0 million for the first six months of 2015.

Research and development expenses were $4.2 million for the second quarter of 2016 compared with $4.1 million for the second quarter of 2015. Research and development expenses were $8.9 million for the first six months of 2016 compared with $8.0 million for the first six months of 2015. The increases in research and development expenses were primarily due to higher external emricasan clinical trial and manufacturing costs.

General and administrative expenses were $2.2 million for the second quarter of 2016 compared with $2.0 million for the second quarter of 2015. The quarterly increase in general and administrative expenses was primarily due to higher personnel costs and consulting fees. General and administrative expenses were $4.8 million for the first six months of 2016 compared with $4.1 million for the first six months of 2015. The year-to-date increase in general and administrative expenses was primarily due to higher personnel costs and higher consulting, legal and accounting fees.

Cash, cash equivalents and marketable securities were $30.2 million at June 30, 2016, compared with $36.5 million at December 31, 2015. The company believes current financial resources are sufficient to maintain operations and ongoing clinical trials for at least the next 12 months.

Program Updates
Conatus is developing emricasan, a first-in-class, orally active pan-caspase inhibitor, for the treatment of patients with chronic liver disease. During the second quarter, the company announced:

  positive top-line results from the three-month, open-label second stage of the company’s Phase 2 Liver Cirrhosis clinical trial, evaluating potential improvements in Model for End-stage Liver Disease (MELD) score and Child-Pugh-Turcotte status in patients with liver cirrhosis and baseline MELD scores of 11 to 18;

  a late-breaker oral presentation entitled, “Emricasan (IDN-6556) orally for three months in patients with cirrhosis and MELD scores 11-18 improves clinical parameters of cirrhosis in patients with baseline MELD score ≥15,” delivered at the Annual Meeting of the European Association for the Study of the Liver (EASL); and

  a poster entitled, “The potent pan-caspase inhibitor IDN-7314 does not affect tumor growth rate nor does it antagonize the efficacy of sorafenib in models of hepatocellular carcinoma,” also presented at the EASL annual meeting.

Conatus has two ongoing emricasan Phase 2 clinical trials:

  POLT-HCV-SVR:  A randomized, double blind, placebo-controlled Phase 2b clinical trial initiated in May 2014 evaluating potential improvements in Ishak Fibrosis Score in post-orthotopic liver transplant (POLT) recipients with liver fibrosis or cirrhosis post-transplant as a result of recurrent hepatitis C virus (HCV) infection who have successfully achieved a sustained viral response (SVR) following HCV antiviral therapy. Results after two years of twice-daily treatment with emricasan or placebo are expected in the first half of 2018.

  ENCORE-NF:  A randomized, double blind, placebo-controlled Phase 2b clinical trial initiated in January 2016 evaluating potential improvements in fibrosis and steatohepatitis in patients with fibrosis caused by nonalcoholic steatohepatitis (NASH). Results after 18 months of twice-daily treatment with emricasan or placebo are expected in 2018.

The company plans to initiate the following additional emricasan clinical trials on a staggered basis through early 2017 as resources permit and expects top-line results to be available periodically beginning in 2018:

  ENCORE-PH:  A planned randomized, double-blind, placebo-controlled clinical trial, expected to begin in the second half of 2016, to evaluate the effect of emricasan in reducing hepatic venous pressure gradient (HVPG) in NASH cirrhosis patients with clinically significant Portal Hypertension and impaired hepatic function.

  ENCORE-LF:  A planned randomized, double-blind, placebo-controlled clinical trial, expected to begin in the first half of 2017, to assess long-term Liver Function endpoints of MELD score and Child-Pugh-Turcotte status, related serum biomarkers and laboratory parameters associated with liver function, and will collect chronic administration safety information in NASH cirrhosis patients.

  ENCORE-XT:  A planned eXTension clinical trial to continue treatment for a total of at least two years in patients completing other trials of emricasan, with continued monitoring for efficacy, safety, clinical outcomes and health-related quality of life.

Conference Call and Audio Webcast
Conatus will host a conference call and webcast at 4:30 p.m. Eastern Time today, August 3, to discuss quarterly financial results and provide an update on the company’s development programs. To access the conference call, please dial 877-312-5857 (domestic) or 970-315-0455 (international) at least five minutes prior to the start time and refer to conference ID 50509324. A live and archived webcast of the call will be available in the Investors section of the company’s website at www.conatuspharma.com.

About Conatus Pharmaceuticals
Conatus is a biotechnology company focused on the development and commercialization of novel medicines to treat liver disease. Conatus is developing emricasan, a first-in-class, orally active pan-caspase protease inhibitor, for the treatment of patients with chronic liver disease. To date, emricasan has been studied in over 650 subjects in 16 clinical trials across a broad range of liver disease etiologies and stages of progression. In multiple clinical trials, emricasan has demonstrated statistically significant, rapid and sustained reductions in elevated levels of key biomarkers of apoptosis and inflammation that are implicated in the severity and progression of liver disease. Recent emricasan clinical trial results have demonstrated emricasan’s ability to provide significant improvements in clinically important validated surrogate endpoints of portal hypertension and liver function across multiple etiologies in the subgroups of liver cirrhosis patients with highest medical need. For additional information, please visit www.conatuspharma.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release are forward looking statements, including statements regarding:  the sufficiency of current financial resources; the timelines to announce results from the POLT-HCV-SVR trial and results from the ENCORE-NF trial; and the trial details and timelines to initiate and announce results from the ENCORE-PH, ENCORE-LF and ENCORE-XT trials. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including:  Conatus’ ability to initiate and successfully complete current and future clinical trials; Conatus’ dependence on its ability to obtain regulatory approval for, and then successfully commercialize emricasan, which is Conatus’ only drug candidate; Conatus’ reliance on third parties to conduct its clinical trials, enroll subjects, manufacture its preclinical and clinical drug supplies and manufacture commercial supplies of emricasan, if approved; potential adverse side effects or other safety risks associated with emricasan that could delay or preclude its approval; results of current and future clinical trials of emricasan; the potential for competing products to limit the clinical trial enrollment opportunities for emricasan in certain indications; the uncertainty of the FDA’s and other regulatory agencies’ approval processes and other regulatory requirements; Conatus’ ability to fully comply with numerous federal, state and local laws and regulatory requirements applicable to it; Conatus’ ability to obtain additional financing in order to complete the development and commercialization of emricasan; Conatus may use its financial resources faster than it anticipates; and those risks described in Conatus’ prior press releases and in the periodic reports it files with the Securities and Exchange Commission. The events and circumstances reflected in Conatus’ forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, Conatus does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Conatus Pharmaceuticals Inc.
Selected Condensed Financial Information
(Unaudited)

	Three Months Ended		Six Months Ended
Statements of Operations	June 30,		June 30,
	2016	2015	2016	2015

Operating expenses:
Research and development	$4,246,488	$4,070,127	$8,944,950	$7,953,740
General and administrative	2,238,134	1,994,352	4,814,261	4,075,661
Total operating expenses	6,484,622	6,064,479	13,759,211	12,029,401
Other income (expense):
Interest income	34,377	17,977	61,355	29,396
Interest expense	(17,500)	(17,500)	(35,000)	(35,000)
Other (expense) income	(3,400)	6,748	(10,173)	(1,913)
Total other income (expense)	13,477	7,225	16,182	(7,517)
Net loss	$(6,471,145)	$(6,057,254)	$(13,743,029)	$(12,036,918)

Net loss per share, basic and diluted	$(0.30)	$(0.31)	$(0.65)	$(0.69)

Weighted average shares outstanding used in computing net loss per share, basic and diluted	21,542,188	19,338,167	21,085,610	17,468,148

			June 30,	December 31,
Balance Sheets			2016	2015

Assets
Current assets:
Cash, cash equivalents and marketable securities			$30,202,528	$36,508,109
Prepaid and other current assets			876,823	1,982,031
Total current assets			31,079,351	38,490,140
Property and equipment, net			311,381	344,734
Other assets			876,130	892,394
Total assets			$32,266,862	$39,727,268

Liabilities and stockholders' equity
Current liabilities			$3,235,359	$3,982,698
Note payable			1,000,000	1,000,000
Deferred rent			190,377	204,224
Stockholders' equity			27,841,126	34,540,346
Total liabilities and stockholders' equity			$32,266,862	$39,727,268

MEDIA:  David Schull
Russo Partners, LLC
(858) 717-2310
David.Schull@RussoPartnersLLC.com

INVESTORS:  Alan Engbring
Conatus Pharmaceuticals Inc.
(858) 376-2637
aengbring@conatuspharma.com